UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

Chain Bridge I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41047	98-1578955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

330 Primrose Road, Suite 500 Burlingame, California	94010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 656-4257

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable Warrant to acquire one Class A ordinary share	CBRGU	The Nasdaq Global Market
Class A ordinary shares, par value $0.0001 per share	CBRG	The Nasdaq Global Market
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CBRGW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

Item 5.07	Submission of Matters to a Vote of Security Holdings.

Chain Bridge I (the “Company”) held the Extraordinary General Meeting of Shareholders (the “Meeting”) at 11:00 A.M. ET on May 12, 2023 for the purposes of considering and voting upon:

                ●    The Extension Proposal – to approve the following special resolution to amend the Company’s amended and restated memorandum and articles of association (together, the “Existing Charter”) to extend from May 15, 2023 (the “Original Termination Date”) to November 15, 2023 (the “Extended Date”), and to allow the board of directors of the Company, without another shareholder vote, to elect to further extend the date to consummate an initial business combination after the Extended Date up to three times, by an additional month each time, up to February 15, 2024 (the “Additional Extended Date”), the date (the “Termination Date”) by which, if the Company has not consummated a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company, with one or more businesses or entities (a “Business Combination”), the Company must (a) cease all operations except for the purpose of winding up; (b) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Class A ordinary shares sold in the Company’s initial public offering (the “Public Shares”); and (c) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law.

                ●    The Adjournment Proposal — to approve by ordinary resolution the adjournment of the Meeting by the chair thereof to a later date, if necessary, under certain circumstances, to solicit additional proxies for the purpose of approving the Extension Proposal, to amend the Extension Proposal, or to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith after consultation with outside legal counsel is required under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Meeting; provided that the Meeting is reconvened as promptly as practical thereafter. The Adjournment Proposal will only be presented at the Meeting if there are not sufficient votes to approve the Extension Proposal.

For more information on these proposals, please refer to the Company’s proxy statement dated May 1, 2023 (the “Proxy Statement”). As of the record date of April 4, 2023, there were a total of 28,750,000 ordinary shares issued and outstanding and entitled to vote at the Meeting. Proxies were received for 24,148,277 ordinary shares, or approximately 83.99% of the shares issued and outstanding and entitled to vote at the Meeting; therefore a quorum was present.

Shareholders voted to approve the Extension Proposal. The proposal received the following final voting results:

For	Against	Abstain
22,370,946	1,298,537	478,794

The Adjournment Proposal was not presented to the shareholders because there were sufficient votes to approve the Extension Proposal.

A copy of the Amendment of the Company’s Memorandum and Articles of Association as adopted on May 12, 2023 by special resolution of the shareholders is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
3.1	Amendment to the Amended and Restated Memorandum and Articles of Association of Chain Bridge I

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2023

CHAIN BRIDGE I

By:	/s/ Michael Rolnick
Name:	Michael Rolnick
Title:	Chief Executive Officer